dated as of
                           April 16, 1999

Daiwa Finance Corporation
Financial Square
32 Old Slip
New York, NY  10005-3438
Attention: Mr. Harold Gartner
           Vice President

      Re: Servicing Agreement, dated as of December 22, 1997 (the "Servicing Agreement"), originally entered into by and among Monaco Finance, Inc. (the "Monaco"), MF Receivables Corp. IV (the "Borrower"), The Chase Manhattan Bank, as collateral agent (the "Collateral Agent") and as Verification Agent (the "Verification Agent"), as amended, superseded and modified by that certain Supplementary Servicing Agreement, dated as of even date herewith (the "Supplementary Servicing Agreement"), by and among Daiwa Finance Corporation (the "Initial Lender"), the Borrower, Systems & Services Technologies, Inc., a Delaware corporation ("SST"), and the Collateral Agent

Ladies and Gentlemen:

      Reference is hereby made to the fact that the Servicer, the Borrower, the Collateral Agent, and the Verification Agent have previously entered into the Servicing Agreement, which agreement was subsequently amended, superseded and modified by the Supplementary Servicing Agreement. Each capitalized term used but not otherwise defined herein has the meaning ascribed thereto in the Servicing Agreement.

      Notwithstanding anything to the contrary contained in the Servicing Agreement or the Supplementary Servicing Agreement:

           (a) Section 4.03(c)(i) of the Servicing Agreement is hereby amended by deleting the phrase "(and each Subservicer)" as it appears therein;

           (b) Section 4.03(c)(ii) of the Servicing Agreement is hereby amended to read in full as follows: "to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its respective obligations under this Agreement throughout such quarter.";

           (c)  Section  4.04(d)(iii)  of the  Servicing  Agreement  is
hereby   amended  to  read  in  full  as   follows:   "removed  by  the
Borrower."; and

           (d) Section 4.05(ii) of the Servicing Agreement is hereby amended by deleting the phrase "on and after a Servicer Event of Default or Trigger Event," as it appears therein.

      The terms and provisions set forth in this letter shall modify and supersede all inconsistent terms and provisions set forth in the Servicing Agreement and the Supplementary Servicing Agreement and, except as expressly modified and superseded by this letter, the Servicing Agreement, as amended, superseded and modified by the Supplementary Servicing Agreement, is ratified and confirmed in all respects and shall continue in full force and effect.

Daiwa Finance Corporation
dated as of April 16, 1999
Page 18



      This letter may be executed in two or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument. This letter shall be governed by and construed in accordance with the internal laws of the State of New York.

Very truly yours,

MF RECEIVABLES CORP. IV

By:  _____________________
Name:
Title:

MONACO FINANCE, INC.

By:  ______________________
Name:
Title:

ACKNOWLEDGED AND AGREED:


THE CHASE MANHATTAN BANK

By:  _______________________
Name:
Title:

DAIWA FINANCE CORPORATION

By:  _______________________
Name:
Title:

SYSTEMS & SERVICES TECHNOLOGIES, INC.

By:  _______________________
Name:
Title: